                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  WYNN'S INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           WYNN'S INTERNATIONAL, INC.
                  500 NORTH STATE COLLEGE BOULEVARD, SUITE 700
                            ORANGE, CALIFORNIA 92868

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Wynn's International, Inc., a Delaware corporation (the "Company"), will be held on April 29, 1998 at 9:00 a.m. at 500 North State College Boulevard, Suite 700, Orange, California, to consider and vote on the following:

    1.  Re-election of three directors for three-year terms ending in 2001;

    2. Approval of Ernst & Young LLP as the Company's independent auditors for 1998;

    3. Approval of an amendment to the Company's Certificate of Incorporation to reduce the par value of the Company's Common Stock from $1.00 per share to $0.01 per share; and

    4.  Transaction of any other business properly before the meeting.

    The Board of Directors has fixed March 12, 1998 as the record date for the meeting, and only holders of Common Stock of record at the close of business on that date are entitled to receive notice of and vote at the meeting. Please execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may withdraw your proxy and vote personally on each matter.

                                             By Order of the Board of Directors

                                                 /s/ Wendy K. K. Nishikawa

                                                   Wendy K. K. Nishikawa

                                                         SECRETARY

Orange, California
March 26, 1998

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING..................................................  Cover

PROXY PROCEDURES..........................................................     3
  Voting by Proxy; Revocability...........................................     3
  Intended Vote of Proxy Holders..........................................     3
  Shares Entitled to Vote.................................................     3
  Voting and Tabulation Procedures........................................     4
  Cost of Solicitation....................................................     4

PROPOSALS TO BE VOTED UPON................................................     4
  Proposal 1--Election of Directors.......................................     4
  Proposal 2--Approval of Independent Public Accountants..................     4
  Proposal 3--Amendment to Certificate of Incorporation to Reduce the Par
    Value of the Company's Common Stock...................................     5

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD............................     7
  Biographical Information................................................     7
  Committees of the Board.................................................     8
  Attendance at Board and Committee Meetings..............................     9
  Compensation of Directors...............................................     9
  Certain Relationships and Related Transactions..........................     9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............    10
  Stock Ownership of Certain Beneficial Owners............................    10
  Stock Ownership of Directors and Executive Officers.....................    11

EXECUTIVE COMPENSATION....................................................    12
  Summary Compensation Table..............................................    12
  Aggregated Option Exercises in Last Fiscal Year and FY-End Option
    Values................................................................    13
  Performance Share Award Activity........................................    13
  Defined Benefit Plans...................................................    13
  Employment Contracts and Change-in-Control Arrangements.................    15
  Compensation Committee Interlocks and Insider Participation.............    15
  Section 16(a) Beneficial Ownership Reporting Compliance.................    15

REPORT OF COMPENSATION COMMITTEE..........................................    16

PERFORMANCE GRAPH.........................................................    19

GENERAL INFORMATION.......................................................    19
  Obtaining a Copy of the Company's Annual Report on Form 10-K............    19
  Deadline for Stockholder Proposals......................................    19

EXHIBITS
Exhibit A--Article Fourth of Certificate of Incorporation as Proposed to
  be Amended..............................................................    20

PRELIMINARY COPIES

                           WYNN'S INTERNATIONAL, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

    We are sending this Proxy Statement to you, the stockholders of Wynn's International, Inc. ("the Company"), as part of the Board of Directors' solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders on April 29, 1998, at 9:00 A.M. and at any adjournments of the meeting. The Annual Meeting will be held at the Company's executive offices at 500 North State College Boulevard, Suite 700, Orange, California 92868.

    We are mailing this Proxy Statement and proxy card on or about March 26, 1998. We are also enclosing a copy of our 1997 Annual Report to Stockholders, which includes the Company's 1997 financial statements. The Annual Report is not, however, part of the proxy materials.

                                PROXY PROCEDURES

VOTING BY PROXY; REVOCABILITY

    You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, we urge you to sign and date the enclosed proxy card and return it in the enclosed, prepaid envelope. You have the right to revoke your proxy at any time prior to the time your shares are actually voted by (i) giving written notice to the Corporate Secretary of the Company, (ii) subsequently signing and submitting a later dated proxy card or (iii) attending the Annual Meeting and voting in person. Please note that attending the meeting will not by itself revoke your proxy.

INTENDED VOTE OF PROXY HOLDERS

    Unless contrary instructions are indicated on the proxy card, all shares represented by valid proxy cards received (and not revoked before they are voted) will be voted as follows:

    FOR re-election of the three director nominees named below;

    FOR approval of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year; and

    FOR approval of an amendment to the Company's Certificate of Incorporation to reduce the par value of the Company's Common Stock from $1.00 per share to $0.01 per share.

    If you specify contrary instructions on your proxy card, your shares will be voted in accordance with your instructions.

    We do not know of any other matters to be presented at the Annual Meeting. However, if other matters are properly presented at the meeting, the persons named in the proxy will vote on them in accordance with their judgment.

SHARES ENTITLED TO VOTE

    As of the close of business on March 12, 1998, there were outstanding 19,301,381 shares of Common Stock. Common Stock is the only class of securities of the Company outstanding. Each share of Common

Stock is entitled to one vote. Only stockholders of record at the close of business on March 12, 1998 are entitled to vote at the Annual Meeting.

VOTING AND TABULATION PROCEDURES

    The Company has appointed an Inspector of Elections who will count all votes cast by proxy or in person at the Annual Meeting. The Inspector of Elections will adhere to the following guidelines in tabulating votes:

    ABSTENTIONS--Proxies reflecting abstentions are counted as shares present and entitled to vote for purposes of determining (i) the presence of a quorum, and (ii) the outcome of any matter submitted to the stockholders for a vote. Abstentions will be disregarded in the determination of voting results on matters requiring a plurality of votes (e.g., election of directors). On matters requiring the affirmative vote of a majority of the shares present and entitled to vote (e.g., approval of independent auditors) or a majority of the outstanding shares (e.g., amending the Company's Certificate of Incorporation), abstentions are treated the same as a vote "against" the matter.

    BROKER NON-VOTES--"Broker non-votes" are shares held by brokers or nominees for which the broker or nominee (i) lacks discretionary power to vote and (ii) has not received specific voting instructions from the beneficial owner. Broker non-votes count as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, when a broker or nominee physically indicates on the proxy that it does not have discretionary authority to vote some or all of the underlying shares on a particular matter, those shares will be treated as abstentions with respect to that matter.

    UNMARKED PROXIES--Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card (i.e., as a vote FOR the proposals discussed in this Proxy Statement).

COST OF SOLICITATION

    The Company will pay the cost of soliciting proxies. In addition to solicitations by mail, some of the Company's directors, officers and regular employees may, without extra compensation, conduct additional solicitation by telephone and personal interview.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1--ELECTION OF DIRECTORS

    At the Annual Meeting, you will be asked to elect three directors for terms of three years or until their successors are elected and qualified. You are entitled to one vote per share for each of the three directors to be elected. The candidates receiving the highest number of votes will be elected.

    The nominees for election are Bryan L. Herrmann, Robert H. Hood, Jr. and Richard L. Nelson. Each nominee is a member of the Company's Board of Directors elected to his present term of office at a prior annual meeting. Each has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. (See page 7 for additional information about the nominees).

    If any nominee becomes unavailable to stand for re-election, the persons named in the proxy card will vote for the candidate that the Board selects to replace the nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE THREE NOMINEES.
                            ------------------------

PROPOSAL 2--APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has been our independent auditors since the Company's incorporation in 1973, and has been Wynn Oil Company's auditors since 1967. The Board of Directors and the Audit Committee believe that the knowledge of the Company developed by Ernst & Young over the course of its long-term relationship with the Company is invaluable. Consequently, the Board has appointed Ernst & Young as the Company's independent auditors for the 1998 fiscal year, and seeks your approval of this decision.

    An Ernst & Young representative will attend the Annual Meeting to answer appropriate questions and make a statement if he so desires.

    Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. If the stockholders do not approve Ernst & Young as independent auditors, the Board will reconsider its selection of independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

PROPOSAL 3--AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF
  THE COMPANY'S COMMON STOCK

THE PROPOSED AMENDMENT

    The Board of Directors has approved, and recommends that you approve, an amendment to the Company's Certificate of Incorporation to reduce the par value of the Company's Common Stock from $1.00 per share to $0.01 per share. Delaware law requires that the Company's stockholders must approve such an amendment in order for it to take effect. If the amendment is approved, Article FOURTH of the Company's Certificate of Incorporation will read as set forth in Exhibit A attached to this Proxy Statement. Assuming the amendment is approved by the stockholders, it will take effect when we file it with the Delaware Secretary of State.

WHAT IS PAR VALUE?

    The Company is a Delaware corporation. Delaware law requires that each Delaware corporation specify in its Certificate of Incorporation a par value for its stock, or indicate that its stock has no par value. Historically, the par value of a company's stock represented the amount of the original investment for each share of stock. This is no longer the case. Today, par value is little more than an assigned amount used to compute the accounting value of a company's stock on its balance sheet.

    When the Company was formed, the par value of its Common Stock was set at $1.00 per share. There was no special significance in this choice other than the fact that $1.00 is a small, round number which is easy to work with in balance sheet calculations. The Common Stock's par value is reflected in the Stockholders' Equity section of the Company's balance sheet. There, the "Common stock, $1 par value" account is equal to the number of outstanding shares of Common Stock multiplied by $1.00. For example, on the Consolidated Balance Sheets on page 23 of the Annual Report accompanying this Proxy Statement, the "Common stock, $1 par value" account indicates that there are 21,860,511 shares of Common Stock outstanding (including Treasury Shares), having an aggregate par value of $21,861,000 (rounded to the nearest thousand).

    In most instances when the Company issues shares, it receives consideration that exceeds the par value per share. When this occurs, we add $1.00 of each share's consideration to the "Common stock, $1 par value" account, and treat the remainder of the consideration as "Capital in excess of par value." For example, if the Company were to issue a share of Common Stock for $20.00, we would add $1.00 to the "Common stock, $1 par value" account, and add the remaining $19.00 to the "Capital in excess of par value" account.

WHY SHOULD THE COMPANY REDUCE THE PAR VALUE OF ITS COMMON STOCK?

    Until recently, the $1.00 par value has worked well for the Company. However, the Company's most recent stock split, which was the fourth in five years, has raised an accounting issue that has led the Board to reexamine the par value of the Company's Common Stock.

    Each time the Company adopts a stock split, we must attribute par value to the newly issued shares even though the Company does not actually receive consideration for those shares. For example, the January 1998 three-for-two split resulted in the issuance of approximately 7.3 million shares, including Treasury Shares. Consequently, at $1 par value per share, we had to assign $7.3 million of aggregate par value to those newly issued shares. Historically, we have accounted for this amount by reducing the "Capital in excess of par value" account and increasing the "Common stock, $1 par value" account within the Stockholders' Equity section of our balance sheet.

    The recent stock splits have gradually depleted the Company's "Capital in excess of par value" account. If there is insufficient capital in excess of par value to cover the par value requirements of a stock split, then we must account for any additional amounts as a reduction of the Company's "retained earnings" account. The "retained earnings" account represents the Company's accumulated earnings which have not been distributed to stockholders. Even though reclassifying an amount from the "retained earnings" account to the "Common stock, $1 par value" account does not affect the Company's total Stockholders' Equity, companies generally try not to charge or reduce retained earnings for a variety of reasons. For example, if the "retained earnings" account were to become severely depleted, it might affect the Company's ability to pay future cash dividends on its Common Stock.

    We can easily remedy this incidental depletion in the "Capital in excess of par value" account by changing the par value of the Company's Common Stock. By reducing par value from $1.00 to $0.01 per share, the amount in the "Capital in excess of par value" account will be sufficient to fund future stock splits without the Company having to reduce the "retained earnings" account. The reduction in par value will have no effect on the Company's total Stockholders' Equity. It will merely change respective balances in the "Common stock, $1 par value" and "Capital in excess of par value" accounts.

IS THERE A DISADVANTAGE TO THE PROPOSED PAR VALUE REDUCTION?

    If the proposed amendment is adopted, we will incur some minor administrative expenses in filing the amendment with the Delaware Secretary of State and in printing new stock certificates for future use. Other than these immaterial expenses, we are not aware of any disadvantage or cost associated with adoption of the proposed amendment.

VOTE REQUIRED FOR APPROVAL

    Adoption of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

OTHER MATTERS

    We do not know of any other matters to be presented at the Annual Meeting of Stockholders. If any other matters requiring a stockholder vote properly arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote on those matters according to their best judgment.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Company's Board of Directors currently consists of seven directors. In addition, there is one vacancy on the Board resulting from John D. Borie's retirement as a director in the fall of 1997. The Board is divided into three classes. Two of the classes have three directors and the other class has two directors. Only one class is elected each year.

    The following information about each nominee was furnished by the nominee.

                     NOMINEES FOR ELECTION AS DIRECTORS TO
                             SERVE THREE-YEAR TERMS

                                          PRINCIPAL BUSINESS EXPERIENCE DURING PAST              DIRECTOR
NAME                      AGE            FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS               SINCE
------------------------  --- -----------------------------------------------------------------  --------
Bryan L. Herrmann.......  62  Chairman, Base Camp 9 Corp. (1990-present) (recreational             1975
                                equipment); General Partner, MOKG 1984 Investment Partners Ltd.
                                (1984-1996) (investment banking); Chairman and Chief Executive
                                Officer, Spaulding Composites Company (1992-1994) (industrial composite materials); Trustee of Angelus Mortgage Investment
                                Trust; a Director and member of the Compensation Committee and
                                Stock Awards Committee.
Robert H. Hood, Jr......  65  President, Douglas Aircraft Company (1989-1996) (aircraft            1993
                                manufacturing); President, McDonnell Douglas Missile Systems,
                                Inc. (1988-1989) (defense contractor); a Director and member of the Compensation Committee and Stock Awards Committee.
Richard L. Nelson.......  68  Independent business consultant (1983-present); Partner, Ernst &     1994
                                Young LLP (1969-1983); a Director and Chairman of the Audit
                                Committee.

    Set forth below is information concerning each of the other four directors of the Company whose three-year terms of office will continue after the 1998 Annual Meeting of Stockholders.

                    DIRECTORS WHOSE TERMS EXPIRE IN MAY 1999

                                          PRINCIPAL BUSINESS EXPERIENCE DURING PAST              DIRECTOR
NAME                      AGE            FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS               SINCE
------------------------  --- -----------------------------------------------------------------  --------
Barton Beek.............  74  Of Counsel, O'Melveny & Myers LLP (February 1994-present) (law       1993
                                firm); Partner, O'Melveny & Myers LLP (1962-January 1994); a director of JMC Group, Inc.; a Director and member of the Audit
                                Committee and Compensation Committee.
James Carroll...........  68  Chairman and Chief Executive Officer (December 1996-present);        1988
                                President and Chief Executive Officer of the Company
                                (1988-December 1996); a Director, Chairman of the Executive
                                Committee and Chairman of the Nominating Committee.

                    DIRECTORS WHOSE TERMS EXPIRE IN MAY 2000

                                          PRINCIPAL BUSINESS EXPERIENCE DURING PAST              DIRECTOR
NAME                      AGE            FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS               SINCE
------------------------  --- -----------------------------------------------------------------  --------
Wesley E. Bellwood......  74  Chairman Emeritus of the Board of the Company (December              1955
                                1996-present); Chairman of the Board of the Company
                                (1984-December 1996); Chairman of the Board and Chief Executive
                                Officer of the Company (1982-1984); President and Chief
                                Executive Officer of the Company (1973-1982); a director of
                                Source Capital, Inc.; a Director and member of the Executive
                                Committee, Audit Committee and Nominating Committee.

James D. Woods..........  66  Chairman Emeritus and Consultant for Baker Hughes Incorporated       1990
                                (1997-present) (oil field services and process technologies);
                                Chairman of the Board and Chief Executive Officer of Baker
                                Hughes Incorporated (1987-1996); director of The Kroger Co.,
                                Varco International, Inc. and Howmet International, Inc.; a
                                Director, Chairman of the Compensation Committee, Chairman of
                                the Stock Awards Committee and a member of the Nominating
                                Committee.

COMMITTEES OF THE BOARD

    The Board of Directors maintains the five committees listed below. The Board normally designates committee members at the annual organizational meeting of the Board following the Annual Meeting of Stockholders. The committees on which each director currently serves are listed in his biographical information on pages 7 and 8.

    AUDIT COMMITTEE--The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as the Company's auditors, discussing the scope of the auditors' examination and reviewing the Company's annual financial statements and accounting policies. The Audit Committee met twice during 1997.

    COMPENSATION COMMITTEE--The Compensation Committee is responsible for recommending the cash compensation of the Company's officers, administering the Company's annual Corporate Management Incentive Plan and considering management succession issues. The Compensation Committee met twice during 1997.

    STOCK AWARDS COMMITTEE--The Stock Awards Committee is a subcommittee of the Compensation Committee. The Stock Awards Committee must consist entirely of directors who are both "non-employee directors" under applicable federal securities laws and "outside directors" under applicable tax laws. The Stock Awards Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards and performance share awards to eligible employees of the Company. The Stock Awards Committee met twice during 1997.

    EXECUTIVE COMMITTEE--The Executive Committee has all the power and authority of the Board of Directors, except the power and authority to:

     (i) amend the Company's Certificate of Incorporation or Bylaws;

    (ii) adopt an agreement of merger or consolidation or recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

   (iii) recommend to stockholders a dissolution of the Company or a revocation of the dissolution; and

    (iv) declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

    The Executive Committee did not meet during 1997.

    NOMINATING COMMITTEE--In December 1997 the Board of Directors established a Nominating Committee. The Nominating Committee is responsible for developing and submitting to the Board (i) criteria for evaluating director nominees and existing Board members and (ii) recommendations regarding Board composition, size and director tenure. The Nominating Committee's charter does not include procedures for stockholders formally to submit the names of potential nominees to the Board. The Nominating Committee did not meet during 1997.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 1997, the Board of Directors met five times. Each director attended at least 75% of the 1997 Board meetings, and, except for Mr. Beek and Mr. Woods, each director attended at least 75% of the aggregate number of 1997 meetings of the Board Committees on which he served. Mr. Beek and Mr. Woods each were unable to attend one of the two 1997 Compensation Committee meetings.

COMPENSATION OF DIRECTORS

    RETAINER AND MEETING FEES

    During 1997, the Company compensated each director, except Mr. Bellwood and Mr. Carroll, for his services by payment of (i) a quarterly retainer of $4,000,
(ii) $2,000 for each Board meeting attended and (iii) $1,000 for each Audit Committee and Compensation Committee meeting attended. The Company did not pay a separate fee to Stock Awards Committee members for attending its 1997 meetings.

    In 1997, Mr. Bellwood received a monthly retainer fee of $6,333 for his continuing services as Chairman Emeritus of the Board, a fee of $2,000 for each Board meeting attended, and a fee of $1,000 for each Audit Committee meeting attended. During 1997, Mr. Bellwood was reimbursed for supplemental medical expenses of $3,827 and tax preparation charges of $2,000, and continued to participate in the Company's group health plans.

    The Company does not pay directors who are Company employees any fees or additional remuneration for serving as a member of the Board or any of its Committees. Therefore, Mr. Carroll did not receive any such fees or remuneration during 1997.

    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    Directors who are not employees of the Company participate in the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which became effective in 1994. Upon their initial election to the Board, non-employee directors receive options to purchase 6,750 shares of Common Stock. Upon reelection to the Board, non-employee directors receive options to purchase 3,375 shares of Common Stock.

    All options under the Directors' Plan (i) are nonqualified stock options,
(ii) are granted with an exercise price equal to the closing market price on the date of grant, (iii) are granted for a period of ten years, and (iv) vest at the rate of 70% on the first anniversary date of the grant and 10% on each of the second, third and fourth anniversary dates of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Director Barton Beek currently is of counsel to O'Melveny & Myers LLP, a law firm that the Company retained during 1997 and continues to retain in 1998 to handle various legal matters.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table indicates the beneficial ownership of stockholders who we know to hold more than 5% of the Company's Common Stock. The table is based on information we received from those stockholders. Unless otherwise indicated, the table reflects information as of March 12, 1998.

                                                      NUMBER OF SHARES
NAME AND ADDRESS                                        BENEFICIALLY       PERCENTAGE OF SHARES
OF BENEFICIAL OWNER                                       OWNED(1)         BENEFICIALLY OWNED(2)
--------------------------------------------------  --------------------  -----------------------
Mario J. Gabelli .................................         4,492,535(3)               23.3
One Corporate Center
Rye, New York 10580

FMR Corp. ........................................         2,499,562(4)               13.0
82 Devonshire Street
Boston, Massachusetts 02109

James Carroll ....................................         1,212,754(5)                6.2
P.O. Box 14143
Orange, California 92863

Wynn Foundation ..................................         1,092,997                   5.7
P.O. Box 14143
Orange, California 92863

------------------------

(1) All share numbers are adjusted to reflect the Company's three-for-two stock split effected in January 1998.

(2) When a stockholder holds options exercisable within 60 days of March 12, 1998, we treat the Common Stock underlying those options as outstanding shares when we calculate that stockholder's percentage ownership of the Company's Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3) These shares are owned by various entities engaged primarily in providing investment advisory services for their clients. Mr. Gabelli directly or indirectly controls and acts as chief investment officer for such entities. He or they have sole voting power with respect to 4,442,754 shares, sole dispositive power with respect to 4,492,535 shares and no voting power with respect to 49,781 shares. Except for 109,000 shares owned by Gabelli Performance Partnership, 3,375 shares owned by Gabelli Asset Management International Advisory Services and 2,025 shares owned by Mr. Gabelli personally, Mr. Gabelli disclaims any economic interest in the above reported shares. The share information reflected is based on Mr. Gabelli's
    Schedule 13D dated October 2, 1997 and a Form 4 filed for the month of January 1998.

(4) Includes shares beneficially owned by Fidelity Management & Research Company and Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR Corp. FMR has sole voting power with respect to 559,275 shares only. It has sole dispositive power with respect to 2,499,562 shares. The share information reflected is based on the Schedule 13G filed by FMR Corp. for the year ended December 31, 1997.

(5) Includes 243,000 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options. Excludes 83,334 shares owned by members of Mr. Carroll's family, as to which shares Mr. Carroll disclaims beneficial ownership.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table indicates how much Common Stock the Company's directors and executive officers owned on March 12, 1998.

NAME OF                                                   NUMBER OF SHARES      PERCENTAGE OF SHARES
BENEFICIAL OWNER                                        BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(2)
------------------------------------------------------  ---------------------   ---------------------
James Carroll.........................................        1,212,754(3)               6.2
Barton Beek...........................................           14,511(4)                *
Wesley E. Bellwood....................................           19,067(5)                *
Bryan L. Herrmann.....................................           13,158(6)                *
Robert H. Hood, Jr....................................           13,162(7)                *
Richard L. Nelson.....................................           13,161(8)                *
James D. Woods........................................           14,174(9)                *
John W. Huber.........................................          126,749(10)               *
Seymour A. Schlosser..................................          140,190(11)               *
Gregg M. Gibbons......................................          168,085(12)               *
All directors and executive officers as a group (10
  persons)............................................        1,735,011(13)              8.7

------------------------

   * Less than one percent.

 (1) Subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

 (2) When a stockholder holds options exercisable within 60 days of March 12, 1998, we treat the Common Stock underlying those options as outstanding shares when we calculate that stockholder's percentage ownership of the Company's Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

 (3) Includes 243,000 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options. Excludes 83,334 shares owned by members of Mr. Carroll's family, as to which shares Mr. Carroll disclaims beneficial ownership.

 (4) Includes 9,449 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (5) Includes 3,037 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options. Excludes 1,092,997 shares owned by the Wynn Foundation, of which Mr. Bellwood is a Trustee. See the table on page 10.

 (6) Includes 6,387 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (7) Includes 5,062 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (8) Includes 6,411 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (9) Includes 7,424 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (10) Includes 95,737 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (11) Includes 125,830 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (12) Includes 90,665 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

 (13) Includes 593,002 shares purchasable within 60 days of March 12, 1998 upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table describes the amounts and forms of compensation the Company's four executive officers received over the preceding three fiscal years.

                                                                       LONG TERM COMPENSATION
                                                                    ----------------------------
                                                                               AWARDS
                                                      ANNUAL        ----------------------------
                                                   COMPENSATION      RESTRICTED       SECURITIES
                                                ------------------      STOCK         UNDERLYING     ALL OTHER
                                                 SALARY    BONUS      AWARD(S)         OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR   ($)(A)    ($)(A)        ($)             (#)           ($)(B)
----------------------------------------  ----  --------  --------  -------------     ----------   --------------
James Carroll ..........................  1997  $515,000  $515,000            -0-          -0-       $  4,000
  Chairman and Chief Executive            1996  $515,000  $515,000   $    151,825(D)       -0-       $  3,750
  Officer(C)                              1995  $475,000  $475,000            -0-          -0-       $  3,750

John W. Huber ..........................  1997  $326,000  $326,000            -0-          -0-       $148,377(F)
  President and Chief Operating           1996  $226,000  $226,000            -0-       22,500       $  3,750
  Officer(E)                              1995  $210,000  $210,000            -0-       10,125       $  3,750

Seymour A. Schlosser ...................  1997  $236,000  $236,000            -0-          -0-       $  4,000
  Vice President--Finance and Chief       1996  $216,500  $216,500            -0-          -0-       $  3,750
  Financial Officer                       1995  $200,000  $200,000            -0-       10,125       $  3,750

Gregg M. Gibbons .......................  1997  $230,000  $230,000            -0-          -0-       $  4,000
  Vice President--Corporate Affairs and   1996  $211,000  $211,000            -0-          -0-       $  3,750
  General Counsel(G)                      1995  $195,000  $195,000            -0-       10,125       $  3,750

------------------------

(A) Amounts shown include cash compensation earned and received or deferred by executive officers. All other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(B) Unless otherwise noted, this column reflects only amounts contributed to the Company's 401(k) Plan, a qualified defined contribution plan, for the accounts of the named executive officers.

(C) Prior to December 11, 1996, Mr. Carroll served as President and Chief Executive Officer of the Company.

(D) On December 11, 1996, Mr. Carroll was granted a restricted stock award of 11,250 shares at a cost to Mr. Carroll of approximately $0.01 per share. The shares vested on December 11, 1997. Regular dividends were paid on the restricted stock.

(E) Mr. Huber became President and Chief Operating Officer of the Company in December 1996. Compensation paid to Mr. Huber in 1996 and 1995 in his prior capacity as President and Chief Executive Officer of the Company's subsidiary, Wynn's-Precision, Inc., is included on the table for informational purposes.

(F) The Company reimbursed Mr. Huber for moving expenses in the amount of $144,377 to relocate to Southern California.

(G) Prior to December 31, 1997, Mr. Gibbons also served as the Company's Secretary.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                        SHARES                      OPTIONS AT FY-END            AT FY-END
                                      ACQUIRED ON     VALUE                (#)                    ($)(A)
                                       EXERCISE      REALIZED    -----------------------  -----------------------
NAME                                      (#)          ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------  -----------  ------------  -----------------------  -----------------------
James Carroll.......................     303,750   $  3,841,425       243,000/0              $4,204,710/$0
John W. Huber.......................         -0-   $        -0-        92,192/11,309         $1,343,950/$120,923
Seymour A. Schlosser................      22,500   $    250,200       122,286/4,558          $1,975,646/$68,603
Gregg M. Gibbons....................      28,417   $    340,162        87,120/4,558          $1,440,072/$68,603

------------------------

(A) Market value of the underlying securities at year end minus the exercise price of "in-the-money" options.

PERFORMANCE SHARE AWARD ACTIVITY

    SUMMARY OF EMPLOYEE STOCK BONUS POLICY

    Since February 1994, the Company has maintained an Employee Stock Bonus Policy (the "Stock Policy") as part of the Company's existing Stock-Based Incentive Award Plan (the "Stock Plan"). Under the Stock Policy, all stock option awards granted after January 1, 1994 are accompanied by a performance share award contingent upon exercise of the associated options.

    The performance share award entitles the recipient to receive one share of Common Stock for every five shares purchased upon the exercise of the stock option if the recipient satisfies two conditions. The recipient must (i) maintain continuous record ownership of the option shares for three years and
(ii) remain continuously employed by the Company during the three-year period. During this period, the recipient does not enjoy any rights of a stockholder with respect to the performance shares.

    Upon completion of the three-year holding period and satisfaction of the continuous employment requirement, the recipient will receive the shares of Common Stock covered by the performance share award. The recipient will also receive an amount equal to the amount of dividends, without interest, that would have been paid on the Common Stock if the recipient had received the shares at the time the associated stock options were exercised.

    PRIOR PERFORMANCE SHARE AWARDS TO EXECUTIVE OFFICERS

    Messrs. Huber, Schlosser and Gibbons have received performance share awards for a total of 14,588, 9,088, and 9,088 contingent performance shares, respectively, since January 1, 1994 pursuant to the Stock Policy. Neither Mr. Huber nor Mr. Schlosser has exercised any options associated with performance share awards. In 1996, Mr. Gibbons exercised options associated with 2,306 performance shares.

    1997 PERFORMANCE SHARE ACTIVITY OF EXECUTIVE OFFICERS

    No performance share awards were made to any executive officers in 1997. In 1997, Mr. Gibbons exercised options associated with 621 performance shares.

DEFINED BENEFIT PLANS

    WYNN'S INTERNATIONAL, INC. RETIREMENT PLAN

    The Company's Retirement Plan, in which most employees of the Company and two of its domestic subsidiaries are eligible to participate, is a compulsory noncontributory defined benefit pension plan. Employees generally become eligible for the Retirement Plan after one year of service, and their interests generally vest after five years of service.

    BENEFIT CALCULATION--Benefits under the Retirement Plan are based upon the employees' earnings and length of service with the Company. Because the Plan has been amended at various times to comply with new regulations, three different benefit calculation formulas apply up to the maximum includable compensation:

    - For each credited year of service AFTER 1988, a participant will receive an annual benefit upon normal retirement at age 65 equal to 1.15% of his or her salary up to $10,000 and 1.80% of his or her salary in excess of $10,000;

    - For each credited year of service BETWEEN JANUARY 1, 1978 AND DECEMBER 31, 1988, a participant will receive an annual benefit of 1% of his or her salary below the social security wage base and 2% of his or her salary in excess of the social security wage base; and

    - For each credited year of service BEFORE 1978, a participant will receive an annual benefit calculated by adding 0.75% of past earnings up to $16,500 and 1.25% of past earnings over $16,500 multiplied by the participant's total years of past service.

    A vested participant may retire as early as age 55, but his or her annual benefit under the Retirement Plan will be reduced actuarially for early retirement. The Retirement Plan became effective on January 1, 1978, and the Internal Revenue Service has formally granted it qualified tax status.

    EXECUTIVE OFFICER ESTIMATED ANNUAL BENEFITS--Messrs. Schlosser and Gibbons have completed nine and twenty years of service, respectively, under the Retirement Plan. Mr. Schlosser's current estimated annual benefit under the Retirement Plan payable upon retirement at age 65 is approximately $20,123. Assuming Mr. Schlosser remains employed with the Company for the next thirteen years until his normal retirement age, his estimated annual benefit under the Retirement Plan payable upon retirement will be approximately $66,427. Mr. Gibbons' current estimated annual benefit under the Retirement Plan payable upon retirement at age 65 is approximately $29,949. Assuming Mr. Gibbons remains employed with the Company for the next twenty years until his normal retirement age, his estimated annual benefit under the Retirement Plan payable upon retirement will be approximately $108,459.

    WYNN'S-PRECISION, INC. SALARIED EMPLOYEES' PENSION PLAN

    Mr. Carroll continues to participate in the Wynn's-Precision, Inc. Salaried Employees' Pension Plan (the "Precision Plan"). Salaried employees of Wynn's-Precision, Inc., a subsidiary of the Company, become eligible for the Precision Plan upon hire and their interests vest after five years of service. A base benefit is provided for all participants. Participants who elect to contribute 3% of their salaries to the Precision Plan earn additional benefits for the period during which they contribute.

    BENEFIT CALCULATION--Under the Precision Plan, upon retirement at age 65, a vested participant with 15 or more years of service receives an annual base benefit of $1,200. In addition, a participant who elected to contribute to the Precision Plan receives a benefit based upon a percentage of the participant's salary averaged over the five consecutive years of contributory participation that produced the highest average. The percentage is 2.33% for each of the first 15 years and 1.0% for each year in excess of 15 during which the participant contributed to the Precision Plan.

    A vested participant may retire as early as age 55, but his or her annual benefit under the Precision Plan will be reduced actuarially for early retirement. The Precision Plan became effective on June 14, 1959, and the Internal Revenue Service has formally granted it qualified tax status.

    Mr. Carroll has completed eighteen years of service under the Precision Plan. Mr. Carroll's current estimated and projected annual benefit under the Precision Plan payable upon retirement is approximately $82,711.

    During his career with the Company, Mr. Huber has completed twelve years of service and has earned benefits under both the Company's Retirement Plan and the Precision Plan. Mr. Huber's current estimated annual benefit under the two plans payable upon retirement at age 65 is approximately $35,539. Assuming Mr. Huber remains employed with the Company for the next twelve years until his normal retirement age, his estimated annual benefit under the two plans payable upon retirement will be approximately $71,181.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has entered into employment contracts with Messrs. Carroll, Huber, Schlosser and Gibbons, which expire December 31, 1999. These contracts provide for an annual salary to be fixed by the Board of Directors for 1998 and thereafter at not less than $566,500 for Mr. Carroll, $365,000 for Mr. Huber, $259,600 for Mr. Schlosser and $253,000 for Mr. Gibbons. Increases above these minimums are entirely within the Board's discretion.

    The employment contracts contain provisions designed to alleviate the executive officers' potential concerns over a possible "change in control" of the Company. For purposes of the contracts, a change in control will be deemed to take place if (a) any change occurs which is required to be reported under federal securities regulations; (b) any person becomes the beneficial owner of 40% or more of the Company's outstanding voting securities; or (c) at the end of any two-year period, the directors, who at the beginning of the period constituted the Board, no longer constitute a majority of the Board, unless the election of the new directors was approved by a two-thirds vote of the then directors who were in office at the beginning of the period.

    If, within the two-year period immediately following any change in control, the employment of Mr. Carroll, Mr. Huber, Mr. Schlosser or Mr. Gibbons terminates, either voluntarily or involuntarily, for any reason other than death, permanent disability or retirement at or after his normal retirement date, the Company will pay termination compensation to him equal to 2.99 times the average annual compensation, including salary and bonuses, paid to him during the five most recent calendar years, except that in the event of voluntary termination in certain cases the lump sum compensation will be equal to his highest annual compensation, including salary and bonus, for services rendered in any of the three most recent calendar years.

    The Company's Stock-Based Incentive Award Plan provides for the acceleration of the vesting of awards granted thereunder, including restricted stock awards, upon the occurrence of a "change in control" of the Company. The definition of change in control in the Stock-Based Incentive Award Plan is substantially the same as the definition in the employment contracts. Such acceleration will occur automatically unless the Board of Directors, prior to the occurrence of the change in control, determines otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Beek is of counsel to O'Melveny & Myers LLP, a law firm that the Company retains regularly to handle a variety of legal matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements in 1997.

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER IT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

TO:  THE BOARD OF DIRECTORS

    The Compensation Committee is responsible for administering the Company's annual Corporate Management Incentive Plan, evaluating the performance and compensation levels of the Company's senior executives and considering management succession and related matters. The Committee reviews with the Board in detail all aspects of compensation for the Company's executive officers.

OVERALL COMPENSATION POLICIES

    Consistent with the Company's goal of maximizing stockholder value, the Committee adheres to the following policies in structuring executive compensation:

    - A substantial portion of each executive officer's annual compensation should be tied to the Company's overall financial performance.

    - Each officer's individual performance and contribution to the Company's results should also be taken into account.

    - Compensation levels should be appropriate to attract, retain and motivate talented executives.

    - Executive officers and key employees should have a strong incentive to advance the Company's long-term strategic and financial goals, and not merely be concerned with its shorter-term financial performance.

    - The tax implications to the Company and its executive officers of various payments and benefits should be considered in structuring total executive compensation.

    The Committee relies principally on three forms of compensation to pursue these policies: annual salary, annual bonus and stock-based awards.

ANNUAL COMPENSATION

    Annual compensation for executive officers consists mainly of a base salary and a performance-based bonus. The size of the available bonus pool is determined under the Company's Corporate Management Incentive Plan (the "Management Incentive Plan") based on the Company's annual financial results.

    Under the 1997 Management Incentive Plan, the bonus pool's size is based on the Company's pretax return on beginning stockholders' equity. Specifically, the pool equals 10% of the amount by which consolidated pretax earnings exceed an 18% return on beginning stockholders' equity, subject to a maximum bonus pool of $1,675,000. The 1997 performance threshold represents a significant increase over the 1996 Management Incentive Plan, which set the threshold at a 15% return on beginning net operating assets.

    After the total Management Incentive Plan bonus pool is calculated, the executive officers determine the amount of bonuses to be paid to the Company's other corporate management employees, based on their evaluation of each employee's individual performance. The Compensation Committee then decides how to allocate the remainder of the bonus pool to the executive officers, subject to a maximum payment of 100% of the executive officer's base salary.

    In evaluating each executive officer's performance and contribution to the Company's financial results, the Committee considers not only measurable accomplishments, but also achievements which are more difficult to quantify such as the development and execution of key corporate strategies and demonstrated leadership ability. Based on these factors, the Committee arrives at incentive compensation figures for each of the executive officers.

    Notwithstanding the maximum bonus pool, the Committee may recommend to the Board, and the Board may grant, additional bonus awards for outstanding performance. However, an executive officer's total bonus may not exceed 100% of his base salary in that year.

LONG-TERM INCENTIVES

    In addition to the base salary and bonus elements of executive compensation, the Stock Awards Committee from time to time provides long-term incentives to the executive officers and other key employees through the grant of stock options, restricted stock and other awards under the Company's Stock-Based Incentive Award Plan. The Company does not, however, offer a long-term incentive plan within the meaning of Item 402(a)(7)(iii) of Regulation S-K.

    In determining whether stock-based awards are appropriate for a particular executive officer, the Stock Awards Committee considers both the Company's overall performance and the executive's contribution to that performance. The Stock Awards Committee also considers what challenges and strategic goals each officer will face in the coming years, and whether a stock-based award would provide the executive with an effective incentive to exert exceptional effort to achieve the difficult objective.

CONSIDERATION OF TAX IMPLICATIONS

    As one of the factors in its consideration of compensation matters, but not necessarily a decisive one, the Compensation Committee considers the anticipated tax treatment to the Company and to its executive officers of various payments and benefits. For example, some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights.

    In addition, Section 162(m) of the Internal Revenue Code affects the deductibility of executive compensation for federal income tax purposes. Generally, it limits the Company's deduction to $1,000,000 per year for compensation (other than certain qualified performance-based compensation) paid to each of the Company's four executive officers.

    The Committee does not necessarily expect to limit executive compensation to the maximum deductible amount under Section 162(m). However, the Committee will consider various alternatives designed to preserve the deductibility of compensation payments and benefits to the extent they are consistent with its other compensation objectives. These include offering executive officers the option of deferring some of their compensation until another year.

1997 EXECUTIVE COMPENSATION

    Based on the Company's strong 1997 financial performance, the bonus pool under the 1997 Management Incentive Plan was $1,675,000. The Committee recommended that $1,553,000 be paid to all corporate management personnel including the executive officers. Of this amount, the executive officers decided to pay a total of $246,000 to the other members of corporate management. The remaining balance was then available for the Committee to grant bonuses to the executive officers.

    Based on the Company's continued strong performance in 1997, and the Committee's assessment of the contribution of each of the executive officers to this performance, the Committee awarded maximum bonuses to each of the four executive officers, each receiving a bonus equal to 100% of his base salary.

    In 1997, each executive officer also received perquisites and other benefits incidental to his employment which, in the aggregate for each executive officer, were well below the threshold reporting requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Carroll's prior employment agreement with the Company, which expired December 31, 1997, established Mr. Carroll's minimum annual base salary at $515,000 for 1997. Mr. Carroll's current employment agreement, which expires December 31, 1999, establishes his minimum annual base salary for 1998 at $566,500.

    In addition to his base salary for 1997, the Committee also awarded Mr. Carroll a bonus of $515,000 under the 1997 Management Incentive Plan. In determining the size of Mr. Carroll's bonus, the Committee considered Mr. Carroll's role in leading the Company to record revenues and income in 1997 and a more than 50% increase in the price of the Company's Common Stock. The Committee also considered Mr. Carroll's leadership in non-financial matters, such as the development and implementation of corporate strategies, the establishment of an orderly succession plan and the motivation of the Company's key executives. Based on all of these factors, the Committee concluded that the maximum bonus award equal to 100% of Mr. Carroll's base salary was appropriate.

    Mr. Carroll's total compensation in 1997 exceeded the Section 162(m) $1,000,000 deductibility limit by approximately $300,000 due to the size of his base salary and bonus, and the December 1997 vesting of the 11,250 share (as adjusted for splits) restricted stock grant awarded to him in December 1996. The substantial appreciation in the price of the Company's Common Stock during 1997 contributed significantly to the amount of compensation recognized by Mr. Carroll upon the vesting of the award.

CONCLUSION

    The Committee has reviewed each element of compensation for each of the executive officers for 1997. The Committee reported to the Board that in the Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's consolidated performance and the Committee's subjective evaluation of each executive officer's contribution to that performance.

                                          COMPENSATION COMMITTEE
                                          James D. Woods
                                          Barton Beek
                                          Bryan L. Herrmann
                                          Robert H. Hood, Jr.

February 11, 1998

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG WYNN'S INTERNATIONAL, INC., NEW YORK STOCK EXCHANGE
         MARKET INDEX AND AUTOMOTIVE PARTS AND ACCESSORIES PEER GROUP**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WYNN'S INTERNATIONAL,
                     INC.             PEER GROUP INDEX    NYSE MARKET INDEX
1992                         $100.00            $100.00              $100.00
1993                         $104.93            $140.93              $113.54
1994                         $129.10            $121.63              $111.33
1995                         $177.59            $129.85              $144.36
1996                         $288.46            $163.65              $173.90
1997                         $441.09            $208.93              $228.78

                                                                                    FISCAL YEAR ENDED
                                                            ------------------------------------------------------------------
                                                               1992        1993       1994       1995       1996       1997
                                                               -----     ---------  ---------  ---------  ---------  ---------
Wynn's International, Inc.................................         100      104.93     129.10     177.59     288.46     441.09
Peer Group Index..........................................         100      140.93     121.63     129.85     163.65     208.93
NYSE Market Index.........................................         100      113.54     111.33     144.36     173.90     228.78

------------------------

 * $100 invested on December 31, 1992 in the Company's Common Stock and in the New York Stock Exchange Market Index and the Automotive Parts and Accessories Peer Group Index. Total return includes reinvestment of dividends, if applicable. Returns for the Company for the above period are not necessarily indicative of future performance. Dates are for the calendar years ending on December 31 of each year.

** Automotive Parts and Accessories Peer Group is comprised of 72 public companies. The Peer Group and New York Stock Exchange Market Index information was furnished by Media General Financial Services.

                              GENERAL INFORMATION

OBTAINING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K

    Upon request, we will send you a free copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which we filed with the Securities and Exchange Commission. If you would like a copy, please write to the Company's Secretary, Wendy K. K. Nishikawa, at Wynn's International, Inc., 500 North State College Boulevard, Suite 700, Orange, California 92868.

DEADLINE FOR STOCKHOLDER PROPOSALS

    If you wish to present a proposal at the Company's 1999 Annual Meeting, we must receive it by November 27, 1998 in order to consider it for inclusion in the 1999 Proxy Statement.

                                   EXHIBIT A
                 ARTICLE FOURTH OF CERTIFICATE OF INCORPORATION
                           AS PROPOSED TO BE AMENDED

"FOURTH: The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, 'Common' and 'Preferred,' the total number of shares which the corporation shall have authority to issue shall be forty million five hundred thousand (40,500,000); the total number of shares of Common Stock shall be forty million (40,000,000) and the par value of each share of Common Stock shall be one cent ($0.01); and the total number of shares of Preferred Stock shall be five hundred thousand (500,000) and the par value of each share of Preferred Stock shall be one dollar ($1.00).

"The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote."

                         WYNN'S INTERNATIONAL, INC.

               THE BOARD OF DIRECTORS OF THE COMPANY IS ASKING YOU

              FOR YOUR PROXY FOR THE APRIL 29, 1998 ANNUAL MEETING

     You, as a stockholder of WYNN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), acknowledge that you have received a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 1997. You revoke any prior proxy and appoint each of James Carroll, John W. Huber, Seymour A. Schlosser and Gregg M. Gibbons, your true and lawful agents and proxies with full power of substitution in each, to vote your shares of Common Stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 29, 1998, at 9:00 A.M. at 500 North State College Boulevard, Suite 700, Orange, California 92868. Your proxy applies to any and all matters coming before the April 29, 1998 Annual Meeting of Stockholders, and at any adjournment thereof.

            PLEASE VOTE ON THE PROPOSALS AND THEN SIGN, DATE AND
              PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED
                               PREPAID ENVELOPE.


                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR            Please mark
PROPOSALS 1, 2 AND 3, WHICH ARE MATTERS                 your votes as   /X/
PROPOSED BY THE BOARD OF DIRECTORS.                     indicated in
                                                        this example


                                                                WITHHELD
Proposal 1. Election of Directors                      FOR      FOR ALL
            Nominees:
            Bryan L. Herrmann                          / /       / /
            Robert H. Hood, Jr.
            Richard L. Nelson

If you want to vote against any nominee, draw a line through that nominee's name.

                                                         FOR     AGAINST    ABSTAIN
Proposal 2. Approval of Ernst & Young LLP as             / /       / /        / /
            independent auditors for the fiscal
            year ending December 31, 1998.

Proposal 3. Approval of an Amendment to Certificate of  / /       / /        / /
            Incorporation to reduce the par value of
            the Company's Common Stock from $1.00 per
            share to $0.01 per share.

Other In their discretion, upon any other matters as may properly come before the meeting.


YOU MUST SIGN AND DATE THIS PROXY BELOW FOR IT TO BE VOTED AT THE ANNUAL MEETING. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF YOU DO NOT VOTE ON A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

ON ANY OTHER MATTERS PROPERLY ARISING AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXIES. IF FOR ANY REASON, ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE PRIOR TO THE ANNUAL MEETING, THE BOARD OF DIRECTORS WILL SELECT ANOTHER NOMINEE. THIS PROXY WILL BE VOTED FOR THE REPLACEMENT NOMINEE UNLESS YOU WITHHELD YOUR VOTE FROM THE LISTED BUT UNAVAILABLE NOMINEE.


Signature(s) ______________________________________________ Date ________, 1998

NOTE: This proxy must be signed exactly as your name appears hereon.
      Executors, administrators, trustees, etc., should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.



                            - FOLD AND DETACH HERE -